Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Bio-Rad Laboratories, Inc.

We consent to the incorporation by reference in the registration statement on Form S-3 (No. 333‑170981) and on Forms S-8 (Nos. 333-144962, 333-133507, 333-124187, 333-53335, 333-53337, 333-179876, 333-197979 and 333-206885) of Bio-Rad Laboratories, Inc. of our reports dated February 29, 2016, with respect to the consolidated balance sheets of Bio-Rad Laboratories, Inc. and subsidiaries (the Company) as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2015, and financial statement schedule, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10‑K of Bio-Rad Laboratories, Inc.

                            /s/ KPMG LLP
San Francisco, California
February 29, 2016